SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Bay Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies: N/A

(2)       Aggregate number of securities to which transaction applies: N/A

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4)       Proposed maximum aggregate value of transaction: N/A

(5)       Total fee paid: N/A

☐  Fee paid previously with preliminary materials: N/A

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)       Amount previously paid:

(2)       Form, Schedule or Registration Statement no.:

(3)       Filing Party:

(4)       Date Filed:

BAY BANCORP, INC.

7151 Columbia Gateway Drive, Suite A

Columbia, Maryland 21046

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2017

To the Stockholders of Bay Bancorp, Inc.:

The 2016 Annual Meeting (the “Annual Meeting”) of Stockholders of Bay Bancorp, Inc., a Maryland corporation (the “Company”), will be held at 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046, on May 24, 2017, at 9:00 a.m., prevailing local time, for the following purposes:

1.	To elect the nine director nominees named in the attached Proxy Statement and proxy card to serve on the Company’s Board of Directors for one-year terms and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2017;

3.	To adopt a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers for 2016; and

4.	To transact such other business as may be properly brought before the meeting or any adjournment thereof.

The Company’s Board of Directors has fixed the close of business on March 31, 2017 as the record date for determining stockholders who are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the enclosed Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2016.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE U.S.A. OR CANADA. STOCKHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXIES AND PERSONALLY VOTE ON ALL MATTERS THAT ARE CONSIDERED. IT IS IMPORTANT THAT YOUR SHARES BE VOTED.

By Order of the Board of Directors

Lori J. Mueller

Corporate Secretary

Columbia, Maryland

April 20, 2017

BAY BANCORP, INC. PROXY STATEMENT

BAY BANCORP, INC.

7151 Columbia Gateway Drive, Suite A

Columbia, Maryland 21046

410-312-5400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2017

SOLICITATION, VOTING AND REVOCATION OF PROXIES

This Proxy Statement (the “Proxy Statement”) and the enclosed proxy card are being furnished to stockholders on or about April 20, 2017 in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Bay Bancorp, Inc., a Maryland corporation (the “Company”, “we”, “us” and “our”), of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 24, 2017, at 9:00 a.m., prevailing local time, and any adjournments or postponements thereof. The Annual Meeting will be held at our Corporate Headquarters located at 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046.

The Board of Directors has appointed Robert Aumiller, Mark Caplan and Harold Hackerman as proxies with full power of substitution. A proxy may be revoked at any time prior to its exercise by (i) giving written notice of revocation to the Company, (ii) executing and delivering a proxy card to the Company bearing a later date, or (iii) attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder’s proxy.

Please complete, date, and sign the accompanying proxy card and return it to us promptly in the enclosed envelope.

The Company will bear the cost of soliciting proxies. In addition to the solicitation of proxies by mail, we also may solicit proxies personally or by telephone through our directors, officers, and regular employees. The Company also will request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

A separate notice of our intention to use the householding rules promulgated by the Securities and Exchange Commission (the “SEC”) is included with this mailing and is described below in the section entitled, “Delivery of Documents to Stockholders Sharing an Address”. Please note that if you own shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), through a nominee (such as bank or broker), information regarding householding should be forwarded to you by the nominee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 24, 2017

This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report to Stockholders (including its Annual Report on Form 10-K for the year ended December 31, 2016), are available at: https://www.snl.com/IRW/CustomPage/100599/Index?KeyGenPage=304698. Information on that website, other than this Proxy Statement, is not a part of this Proxy Statement.

Quorum Requirement

Pursuant to the Maryland General Corporation Law and the Company’s Bylaws, the presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting shall constitute a quorum. Persons appointed by the Company to act as election inspectors for the meeting will count votes cast by proxy or in person at the Annual Meeting. Withheld votes (in the case of the election of directors), abstentions and broker non-votes (as defined below) will be counted for purposes of determining whether a quorum is present.

Record Date; Voting Securities; Voting Procedures

The Board of Directors has fixed the close of business on March 31, 2017 as the record date for determining those stockholders who are entitled to receive notice of and to vote at the Annual Meeting. As of the record date, there were 10,599,624 shares of the Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each matter submitted to stockholders. Stockholder votes will be tabulated by the Company’s designee, Broadridge Financial Solutions.

The shares of Common Stock represented by all properly executed proxy cards received pursuant to this solicitation will be voted in accordance with the voting instructions given in those proxy cards. Except as discussed below with respect to shares held in street name, properly executed, unrevoked proxy cards received by the Company on which no voting instructions have been given by a stockholder will be voted FOR the election of the nine director nominees named in Proposal 1, FOR the ratification of the appointment of Dixon Hughes Goodman LLP (“DHG”) as the Company’s independent registered public accounting firm for 2017, as described in Proposal 2, FOR the adoption of the non-binding advisory resolution (the “Say-on-Pay Vote”) approving the compensation paid to the Company’s named executive officers for 2016, as described in Proposal 3, and in the discretion of the proxies with respect to any other matter that may properly come before the meeting or any adjournments or postponements thereof pursuant to Proposal 4.

Please note that if you hold your shares in a stock brokerage account or if your shares of Common Stock are held by a bank or other nominee (that is, in street name), you may not vote those shares by returning a proxy card directly to the Company or by voting in person at the Annual Meeting unless you provide a “legal proxy”, which you must obtain from your bank, broker or nominee. In addition, your broker, bank or other nominee will not vote those shares (a “broker non-vote”) on any non-routine or contested matter unless you provide voting instructions to your broker, bank or other nominee. The matters to be voted on pursuant to Proposal 1 and 3 are non-routine items. Proposal 2 is a routine item. Thus, if your broker or other street name holder of record signs and returns a proxy card on your behalf but does not indicate how the shares represented thereby should be voted, then the shares will be voted FOR in Proposal 2, but will not be voted on any other proposal. Accordingly, you should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee when it sends this Proxy Statement to you.

3

THE ELECTION OF NINE DIRECTORS TO SERVE UNTIL THE 2018 ANNUAL MEETING
(Proposal 1)

The number of persons who shall constitute the Board of Directors is currently set at nine. Michael J. Chiaramonte, who was elected to the Board at the 2016 Annual Meeting, resigned as a director on March 29, 2017, leaving one vacancy. The Board of Directors eliminated that vacancy by reducing the number of directors from ten to nine.

At the Annual Meeting, stockholders will be asked to elect the following nine nominees to the Board of Directors for one-year terms and until their respective successors are duly elected and qualified: Pierre A. Abushacra; Robert J. Aumiller; Steven K. Breeden; Mark M. Caplan; Harold I. Hackerman; Eric D. Hovde; Steven D. Hovde; Charles L. Maskell, Jr.; and Joseph J. Thomas. Biographical and other information regarding each of the nominees is set forth below in the section of this Proxy Statement entitled, “Information Regarding Directors and Director Nominees”.

All of the nominees are current directors of the Company and its bank subsidiary, Bay Bank, FSB (the “Bank”), and, except for Stephen D. Hovde, were elected to the Board by stockholders at the 2016 Annual Meeting. The Boards of the Company and the Bank elected Steven D. Hovde as a director in June 2016, and he was recommended for election by a non-management director.

Each nominee has consented to serve as a director if elected. In the event that any of the nominees should be unable to serve on the Board of Directors, the appointed proxies will vote the shares represented by all duly executed proxy cards received by the Company for such substitute nominee or nominees as they, in their sole discretion, shall determine. Alternatively, the Board of Directors may elect to further reduce the size of the Board of Directors. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

Vote Required

Assuming the presence of a quorum, a plurality of the shares voted at the Annual Meeting is necessary to elect a nominee as a director. In other words, the nominee who receives the greatest number of votes cast for that directorship position, up to the number of nominees up for election, will be elected. Withheld votes and broker non-votes if any, will have no effect on the outcome of the vote for the election of directors.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees.

Information Regarding Directors and Director Nominees

This section of the Proxy Statement provides, as of March 15, 2017, the names and ages of all nominees, their principal occupations and business experience during at least five years, and their qualifications for service as directors.

Pierre A. Abushacra, 49. Pierre resides in Montgomery County, Maryland. In 1984, at the age of 17, his mother’s experience as a Lebanese pastry chef allowed the family to immigrate to the US and become US citizens. Pierre graduated from George Washington University’s School of Business with a major in Finance in 1988 after which he worked in Washington DC in private banking for 4 years. In 1992, Pierre founded Firehook Bakery as a sourdough bread bakery and café in Old Town Alexandria. Firehook currently operates a wholesale bakery, 10 company owned and operated cafes in the Washington DC metro area and distributes packaged baked goods nationally to conventional supermarkets and natural food stores. Pierre manages his family real estate investment & management company, Kapa Property Company, which owns and manages office, retail and warehouse properties in Washington DC and Northern Virginia. Pierre has placed a high value on community involvement and support for entrepreneurship. He is a member of the Young Presidents Organization US Capital Chapter, Entrepreneur Organization Washington DC Chapter, and a board member of the Cleveland Park Business Association. Mr. Abushacra, who serves on the Board’s Audit Committee and Nominating and Corporate Governance Committee (the “Nominating Committee”), has served as a director of the Company since 2015.

The Board of Directors believes that Mr. Abushacra’s qualifications for serving as a director include his entrepreneurial background and experience as a business owner within the target market for the Bank.

Robert J. Aumiller, 69. Mr. Aumiller is the past President of Mackenzie Commercial Real Estate Services, LLC, a commercial real estate brokerage where he served for over 30 years. Mr. Aumiller currently serves as Executive Vice President of Mackenzie Ventures. LLC, the holding company of all of the Mackenzie subsidiaries. Mr. Aumiller acts as Project Team Leader and oversees and participates in all facets of the operation of the company and has been a licensed real estate broker for more than 25 years. Mr. Aumiller also has significant commercial development experience, having been involved in build-to-suit projects and equity participations and acquisitions, as well as services relating to site selection, marketing and feasibility analysis, building design and construction, financing, and management of various industrial, medical and office facilities. Mr. Aumiller is also an attorney who, prior to joining Mackenzie in 1984, was engaged in private practice representing various real estate investors and developers. Prior to that time, Mr. Aumiller was an Assistant Attorney General for the State of Maryland and, among other clients, represented the Maryland Real Estate and Banking Commissions and served as counsel to the Maryland State Department of Assessments and Taxation. Mr. Aumiller is past president of the Maryland Chapter of NAIOP and has lectured both locally and nationally on build-to-suit development and the development process. Mr. Aumiller, who serves as Chairman of the Board’s Asset/Liability & Investment Committee (the “ALCO” Committee) and also serves on the Board’s Executive Committee and Compensation Committee, has served as a director of the Company since 2001 and of the Bank since April 19, 2013. Between 2001 and April 19, 2013, he served as a director of Carrollton Bank, which merged into the Bank on April 19, 2013 in connection with the Company’s merger on that date (the “Jefferson Merger”) with Jefferson Bancorp, Inc. (“Jefferson”).

4

The Board of Directors believes that Mr. Aumiller’s qualifications for serving as a director include his experience as both a commercial and residential developer, which gives him valuable insight into the sector in which we originate a large portion of our loans, as well as his entrepreneurial, financial and operational expertise.

Steven K. Breeden, 58. Mr. Breeden is a principal in Security Development Corporation, a diversified real estate development company located in Howard County, Maryland.  Mr. Breeden has been with Security Development since 1980, where his work has involved financial analysis of commercial and residential real estate projects, economic modeling and daily project monitoring.  He is responsible for the company’s banking relationships.   Mr. Breeden holds a Master’s degree in Finance from Loyola University and BS in Economics and Business from Carnegie Mellon University. Mr. Breeden, who serves on the Board’s Audit Committee and Compensation Committee, has served as a director of the Company since 1995 and of the Bank since April 19, 2013. Between 1995 and April 19, 2013, he served as a director of Carrollton Bank.

The Board of Directors believes that Mr. Breeden’s qualifications for serving as a director include his knowledge of the Bank’s business and operations as a result of his years of service as a director of the Company and the Bank and his extensive understanding of the local real estate industry and market involvement gained from his more than 30 years of experience in most aspects of real estate development, with a concentration in complex financing, of residential and commercial projects throughout the Baltimore area.

Mark M. Caplan, 59.  Mr. Caplan is a Baltimore native who has been very active in real estate investment and management as well as equipment and vehicle financing in the region.  He is the President and CEO of the Time Group, a real estate equity firm where he has worked since 1980.  Time Group has interests in approximately 6,000 units in multi-family, manufactured housing, and senior living.  He is also a founder and is currently the Chairman of the WPM Real Estate Group, a manager of multi-family properties as well as other property types currently comprising in excess of 17,000 units.  In addition to his real estate activities, Mr. Caplan is the Chairman of Madison Capital, an independent vehicle and equipment financing firm he founded in 1984.  Mr. Caplan was previously on the Board of Sterling Bank & Trust which was sold to Carroll County Bank & Trust in the late 1990s.  Mr. Caplan is active in the non-for-profit community in Baltimore, having served on the Boards of The Walters Art Museum, The Bryn Mawr School, The Gilman School, Center Stage and St. Ignatius Loyola Academy.  Mr. Caplan is a graduate of Johns Hopkins University where he received his Bachelor of Arts degree in Social & Behavioral Sciences and received his Master of Business Administration from the Columbia Business School.  Mr. Caplan serves as Chairman of the Board’s Compensation Committee and he also serves on the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”). Mr. Caplan has served as a director of the Company since April 19, 2013 and of the Bank since April 2012.

The Board of Directors believes that Mr. Caplan’s qualifications for serving as a director include his experience investing in real estate, general management experience, as well as credit experience lending to businesses in the mid-Atlantic region.

Harold “Hal” Hackerman, 65.  Mr. Hackerman is a director and President of the Audit, Accounting, and Consulting Firm of Ellin & Tucker, Chartered, a regional accounting firm headquartered in Baltimore.  Mr. Hackerman has been with Ellin & Tucker since 1984.   During his accounting career, he has had responsibility for both publicly traded and closely held businesses.  His industry expertise includes wholesale distribution, manufacturing, not-for-profit, fast-food, brokerage, real estate, and construction organizations.  In addition, Mr. Hackerman has extensive experience in mergers and acquisitions, assisting companies in financially troubled situations and bankruptcies representing debtors, unsecured creditors, and secured lenders.  He is a graduate of Fairleigh Dickinson University where he earned a Bachelor of Science degree.  Mr. Hackerman, serves as Chairman of the Nominating Committee and on the Board’s Audit Committee and Executive Committee. Mr. Hackerman has been a director of the Company since 2002 and of the Bank since April 19, 2013 and is currently the Lead Independent Director. Between 2002 and April 19, 2013, he served as a director of Carrollton Bank.

The Board of Directors believes that Mr. Hackerman’s extensive public accounting experience, which has given him a thorough understanding of financial regulations applicable to the Company and the Bank, and his valuable insight as to accounting-related matters, such as internal controls, makes him an appropriate choice to serve as a director.

Eric D. Hovde, age 52. Mr. Hovde is an active entrepreneur who has started and managed numerous business enterprises. Mr. Hovde is the Chairman and Chief Executive Officer of H Bancorp LLC, a $1.7 billion private bank holding company with banking operations on both the east and the west coasts. He is also the Chief Executive Officer of Hovde Capital Advisors, LLC, an asset management firm that focuses on investing in the financial services and real estate sectors of the public equity markets. Additionally, Mr. Hovde is the co-owner of Hovde Properties, LLC, a real estate development and management company where he oversees management of the company and all large development projects. Throughout his career he has also served as a director on numerous bank boards and currently serves as the President of Sunwest Bank in Orange County, California. Additionally, Mr. Hovde is a significant stockholder and board member of ePlus, Inc., a leading value-added reseller and lessor of technology products and services. He earned his degrees in Economics and International Relations at the University of Wisconsin.  Mr. Hovde is the Chairman of Bay Bancorp and Bay Bank and serves on the Executive Committee as well as the Asset/Liability & Investment Committee.  He has served as a director of Bay Bancorp and Bay Bank since September 25, 2013.

The Board of Directors believes that Mr. Hovde’s qualifications for serving as a director include his experience and background managing diverse financial organizations and serving on the boards of diverse organizations. In addition, as the founder of Hovde Financial, an investment banking firm focused on mergers and acquisitions, Mr. Hovde provides valuable insight to the Company with his knowledge and experience in that area.

Steven D. Hovde, age 62. Mr. Hovde is the Chairman and Chief Executive Officer of Hovde Group, a leading financial services and investment banking firm that provides a full-service suite of investment banking, capital raising, and financial advisory services focused exclusively on the banking and thrift industry. Mr. Hovde co-founded Hovde Group in 1987 with his brother, Eric D. Hovde, who also serves on the boards of directors of the Company and the Bank. Before co-founding Hovde Group, Mr. Hovde was Regional General Counsel and Vice President of a national commercial real estate development firm, Vantage Companies. Previous to that, Mr. Hovde served as an attorney with a 200-member law firm based in Chicago, Rudnick & Wolfe, which is today DLA Piper, specializing in real estate law. Prior to that, Mr. Hovde practiced accounting in Chicago as a Certified Public Accountant with one of the former “Big Eight” public accounting firms, Touche Ross LLP, which is today Deloitte & Touche LLP. Mr. Hovde has served on the Boards of the Company and the Bank since June 2016.

5

The Board of Directors believes that Mr. Hovde’s qualifications for serving as a director include his experience and background managing diverse financial organizations and serving on the boards of diverse organizations. In addition, as the founder of Hovde Financial, an investment banking firm focused on mergers and acquisitions, Mr. Hovde provides valuable insight to the Company with his knowledge and experience in that area.

Charles L. Maskell Jr, age 57.  Mr. Maskell began his career as a CPA in a public accounting firm in 1982 and for over 15 years had been Managing Director and Partner for accounting, audit and consulting services firms. He is a founder and the Managing Director of Chesapeake Corporate Advisors, LLC, a middle market investment bank and corporate advisory firm, a position he has held since December 2005. In this role Mr. Maskell provides emerging and middle market companies with business strategy, valuations, and mergers and acquisitions services. Mr. Maskell regularly consults with clients regarding divestitures, acquisitions and mergers conducting both strategic and fair market value engagements. From January 1998 through November 2005, Mr. Maskell was Managing Director – Consulting Services with RSM McGladrey, Inc., a national business consulting, accounting and tax firm with focus on middle market companies currently known as McGladrey, LLC. Mr. Maskell is a Certified Business Appraiser through The Institute of Business Appraisers and is certified in Mergers and Acquisitions through the Alliance of Merger and Acquisition Advisors. He also served as Chairman and Member of the Loyola University – Maryland Sellinger School of Business Board of Sponsors and is currently a member of the Board of Trustees of Mercy Medical Center. Mr. Maskell, who serves as Chairman of the Board’s Audit Committee, has served as a director of the Company since April 19, 2013 and of the Bank since May 2012.

The Board of Directors believes that Mr. Maskell’s qualifications for serving as a director include his experience in public accounting and corporate advisory work, which gives him informed insight into lending in the small and middle market businesses as well as experience in the financial reporting and corporate governance required by the Bank.

Joseph J. Thomas, 53. Mr. Thomas has served as a Director of the Bank since its founding in 2010 and Chairman of the Company from April 2013 until December 2014 when he became President and CEO of the Company and the Bank. Mr. Thomas was previously Managing Director of Hovde Private Equity Advisors and Financial Services Partners Fund I, a private equity fund dedicated to investing in financial services companies and community banks. Mr. Thomas also serves on the board of First Atlantic Financial Holdings, a community bank based in Jacksonville, Florida. Previously, Mr. Thomas enjoyed a distinguished 20-year career with Wachovia Corporation.  Mr. Thomas was Managing Director and Head of Financial Institutions Investment Banking for Wachovia Securities.  In this role, he was responsible for all mergers and acquisitions, equity capital markets, private equity, fixed income and corporate banking activities with U.S. banks, asset management firms, insurance companies, and specialty finance clients. Over the course of his career at Wachovia, Mr. Thomas held a range of corporate finance, capital markets and investment management positions. Mr. Thomas holds a Masters of Business Administration degree from Fuqua School of Business at Duke University and a Bachelor of Arts degree from the University of Virginia. In addition, Mr. Thomas is a Chartered Financial Analyst and a member of the CFA Society of Washington, DC and a National Association of Corporate Directors Governance Fellow. Mr. Thomas also serves on the Federal Delegate Board of the Independent Community Bankers of America and on the President’s Advisory Board of the Greater Baltimore Committee.

The Board of Directors believes that Mr. Thomas’ qualifications for serving as a director include his experience in the banking industry for nearly 30 years in a variety of capacities, including as founding Chairman of Jefferson Bancorp and as a director of several community banks, and his achievement of various designations as a financial services industry expert.

CORPORATE GOVERNANCE

Board Leadership and Oversight of Risk Management

The Board has created a leadership structure for the Company that includes a Chairman of the Board, a Lead Independent Director and the CEO, which are held by Mr. Eric D. Hovde, Mr. Hackerman and Mr. Thomas, respectively. In creating this structure, the Board believed that (i) it would be important to maintain Board leadership that is separate from management, as that structure would allow the Chairman to focus on leading the Board, (ii) the CEO to focus on managing the Company and (iii) a Lead Independent Director to take up issues where circumstances may indicate a potential conflict of interest with the Chairman due to his significant ownership interest in the Company.

The Board of Directors, together with its Audit Committee, Executive Committee, Nominating Committee and Compensation Committee, as well as the Asset/Liability and Investment Committee and Board Risk and Loan Committee of the Bank’s board of directors, coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. The Company has appointed an Enterprise Risk Manager. These committees report regularly to the entire Board of Directors for both the Company or the Bank on risk-related matters within their areas of oversight, which provides the Board of Directors with integrated insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks.

At meetings of the Board of Directors and its committees, directors receive regular updates from management regarding risk management. The chief credit officer and chief financial officer, who are responsible for instituting risk management practices that are consistent with our overall business strategy and risk tolerance, report directly to Mr. Thomas and lead management’s risk discussions at Board and committee meetings. Outside of formal meetings, the Board, its committees, and individual Board members have regular access to senior executives, including the chief credit officer and chief financial officer.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating Committee, and Executive Committee. The Bank also has a number of standing committees, including the Asset/Liability and Investment Committee and Board Risk and Loan Committee. The Audit Committee, the Compensation Committee, and the Nominating Committee are discussed below. The Company has adopted a charter for each of the Audit Committee, the Compensation Committee and the Nominating Committee, copies of which are available on the Company’s website at https://www.snl.com/IRW/govdocs/100599.

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is composed of Charles L. Maskell, Jr., Chairman, Steven K. Breeden, Pierre A. Abushacra and Harold I. Hackerman. The Audit Committee is appointed by the Board to assist the Board in monitoring the integrity of the financial statements and of financial reporting, including the proper operation of internal and disclosure controls and procedures in accordance with the Sarbanes-Oxley Act of 2002, compliance with legal and regulatory requirements and the independence and performance of internal and external auditors. The Audit Committee reviews the Company’s periodic reports filed under the Exchange Act prior to filing. The Audit Committee also approves all insider loans. The Audit Committee may also examine and consider other matters relating to the financial affairs of the Company as it determines appropriate. Members of the audit committee meet all applicable requirements of the Exchange Act, the Federal Deposit Insurance Act and related regulations, and the NASDAQ Stock Market Rules (the “Nasdaq Rules”) for financial, accounting or related expertise. The Board of Directors has determined that Mr. Hackerman qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K. During 2016, the Audit Committee held seven meetings.

6

The Compensation Committee is composed of Mark M. Caplan, Chairman, Robert J. Aumiller, and Steven K. Breeden. Until his resignation in March 2017, Michael J. Chiaramonte also served on the Compensation Committee. The purpose of the Compensation Committee is to review and approve major compensation and benefit policies of the Company and the Bank. The Compensation Committee reviews the current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites. Based on recommendations from the President and CEO, the Compensation Committee approves compensation provided to members of executive management, excluding the President and CEO, and presents the recommendations for compensation to the Board of Directors for approval. The Compensation Committee also evaluates and recommends to the Board of Directors fees for non-employee directors and conducts an annual review of the CEO’s performance. The CEO’s performance review is generally based on objective criteria including Company performance, accomplishment of strategic objectives, development of management, and other measures of performance. Any changes in CEO compensation would be recommended by the Compensation Committee to the full Board. The Compensation Committee also administers the Carrollton Bancorp 2007 Equity Plan (the “2007 Plan”), the Jefferson Bancorp, Inc. 2010 Stock Option Plan (the “Jefferson Plan”), and the Bay Bancorp, Inc. 2015 Equity Compensation Plan (the “2015 Equity Plan”). During 2016, the Compensation Committee held five meetings.

The Nominating Committee is composed of Harold I. Hackerman, Chairman, Mark M. Caplan, and Pierre A. Abushacra. Until his resignation in March 2017, Michael J. Chiaramonte also served on the Nominating Committee. The purposes of the Nominating Committee are (i) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board nominees for the next Annual Meeting of stockholders, (ii) to recommend to the Board the corporate governance principles applicable to us, (iii) to lead the Board in its annual review of its performance, and (iv) to recommend to the Board members the chairpersons of each committee. The Nominating Committee met two times in 2016.

Director Independence

The Company’s Board of Directors has determined that each of Pierre A. Abushacra, Robert J. Aumiller, Steven K. Breeden, Mark M. Caplan, Harold I. Hackerman and Charles L. Maskell, Jr. is an “independent director” as defined in Nasdaq Rule 5605(a)(2), and these independent directors constitute a majority of the Company’s Board of Directors. During his term, Michael J. Chiaramonte was an “independent director”.

Each member of the Nominating Committee is an “independent director”, and each member of the Compensation Committee is an “independent director”. During his service on the Compensation Committee and the Nominating Committee, Mr. Chiaramonte was an “independent director”. Each member of the Audit Committee satisfies the independence requirements of Listing Standards Rule 5605(c)(2)(A).

Code of Ethics

The Company has a Code of Ethics that applies to all of its employees and directors with a specific code applicable to the Chief Executive Officer and the Chief Financial Officer. The codes of ethics are posted on the Company’s Investor Relations website at www. https://www.snl.com/IRW/govdocs/100599. The Company intends to disclose on its web site the nature of any future amendments to and waivers of the Code of Ethics that apply to the Chief Executive Officer, the Chief Financial Officer, the Controller and persons performing similar functions.

Attendance at Board Meetings and Annual Meetings

The Board of Directors of the Company met 12 times during the year ended December 31, 2016. Except for Mr. Chiaramonte, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served). The Company expects, but does not require, directors to attend the Annual Meeting of Stockholders. The 2016 Annual Meeting of Stockholders was attended by all persons who were then serving as directors of the Company.

Stockholder Communications with the Board

Stockholders may send communications to the Board by mailing the same addressed to: Board of Directors, Bay Bancorp, Inc., 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046. Mail sent to directors at this address is forwarded to the applicable director(s) by the Corporate Secretary.

Director Nominations and Recommendations

The Nominating Committee is responsible for assembling and maintaining a list of qualified candidates to fill vacancies on the Board. The Nominating Committee periodically reviews this list and researches the talent, skills, expertise, and general background of these candidates.

To identify potential nominees for the Board, the Nominating Committee first evaluates the current members of the Board willing to continue in service. Current members of the Board are considered for re-nomination, balancing the value of their continued service with that of obtaining new perspectives and in view of our developing needs. If necessary, the Nominating Committee then solicits ideas for possible candidates from a number of sources, which can include other Board members, senior management, and individuals personally known to members of the Board. The Nominating Committee may also retain a third party to assist it in identifying potential nominees; however, the committee has not done so in the past. The Nominating Committee will review potential nominees to ensure that the nominee possesses appropriate skills and characteristics that are complementary to the then current make-up of the Board and the needs of the Company. This assessment includes the following factors: diversity that the potential nominee will bring to the Board (including diversity of skills, background and experience); age; business or professional background; financial literacy and expertise; availability and commitment; independence; and other criteria that the Nominating or the full Board finds to be relevant. It is the practice of the Nominating/Committee to consider these factors when screening and evaluating candidates for nomination to the Board of Directors. Additionally, the Nominating Committee believes that it is important for candidates recommended for nomination to have the ability to attract business to the Company, live or work within the communities in which the Company operates, and possess the skills and expertise necessary to provide leadership to the Company, and considers these factors when evaluating potential director candidates. In addition, a candidate will not be considered for nomination unless he or she (i) is of good character, (ii) is a citizen of the United States, and (iii) satisfies all other requirements imposed under applicable law.

7

In nominating candidates for election, the Nominating Committee will consider candidates recommended by the Company’s stockholders. A stockholder recommendation must be delivered in writing to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the Annual Meeting at which stockholders would be asked to vote on the election of such nominee. The notice must include:

•	information regarding the stockholder making the nomination, including name, address, and the number of shares of our stock beneficially owned by the stockholder; and

•	the name, age, principal occupation or employment and residence and business address of the person(s) being nominated and such other information regarding each nominee that would be required in a Proxy Statement filed pursuant to the proxy rules adopted by the SEC if the person had been nominated for election by or at the direction of the Board of Directors.

It must be noted that a stockholder recommendation is not a nomination, and there is no guaranty that a person recommended by a stockholder will be nominated for election. In addition to any other applicable requirements for nominations for election to the Board of Directors outside of the procedures established by the Nominating Committee for consideration by the committee for candidates as Board nominees for directors, and even if the nomination is not to be included in the Proxy Statement, a stockholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an Annual Meeting of stockholders may do so only in accordance with Section 7 of Article I of the Company’s Bylaws. A stockholder’s notice shall be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the Annual Meeting, as established pursuant to Section 1 of Article I of the Bylaws, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled Annual Meeting is given or made, then notice by the stockholder to be timely must be so delivered or received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled Annual Meeting was mailed or the day on which such public disclosure was made. A stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company’s capital stock which are beneficially owned by such person on the date of such stockholder notice, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice, (a) the name and address, as they appear on the Company’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (e) the class and number of shares of the Company’s capital stock which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

Family Relationships

Directors Eric D. Hovde and Steven D. Hovde are brothers.  There are no other family relationships between our directors, director nominees and executive officers.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to or earned by each person who served as a director of the Company during the year ended December 31, 2016 and is not also a “named executive officer” (as defined in the section of this Proxy Statement entitled “Executive Compensation”). Directors received compensation solely in their capacities as directors of the Bank and did not receive any additional fees for their service as directors of the Company. Information regarding compensation paid to or earned by directors who are also named executive officers is presented in the Summary Compensation Table that appears in the section entitled, “Executive Compensation”.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1) (2)	Option awards ($) (2)	All other compensation ($)	Total ($)
Pierre A. Abushacra	12,050	10,000	-	-	22,050
Robert J. Aumiller	11,200	10,000	-	-	21,200
Steven K. Breeden	12,900	10,000	-	-	22,900
Mark M. Caplan	10,700	10,000	-	-	20,700
Michael J. Chiaramonte	11,250	10,000			21,250
Harold I. Hackerman	11,100	10,000	-	-	21,097
Eric D. Hovde	10,000	10,000	-	-	20,000
Steven D. Hovde	3,750	-	-	-	3,750
Charles L. Maskell, Jr.	15,100	10,000	-	-	25,100
(1)	Amounts in this column represent the grant date fair value of 1,996 shares of restricted Common stock granted in 2016, computed in accordance with Financial Standards Accounting Board Accounting Standards Codification Topic 718 (“Topic 718”). See Note 12 to the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying valuation of equity awards.

8

(2)	Outstanding equity awards held by directors as of December 31, 2016 are as follows: Mr. Aumiller, 1,996 shares of restricted Common Stock; Mr. Breeden, 1,996 shares of restricted Common Stock; Mr. Caplan, options to purchase 11,109 shares of Common Stock and 1,996 shares of restricted Common Stock; Mr. Hackerman, 1,996 shares of restricted Common Stock; Mr. Hovde, 1,996 shares of restricted Common Stock; Mr. Maskell, options to purchase 11,109 shares of Common Stock and 1,996 shares of restricted Common Stock; Mr. Chiaramonte, 1,996 shares of restricted Common Stock; and Mr. Abushacra, 1,996 shares of restricted Common Stock.

The director compensation program in effect for 2016 provided that directors who were not employees of the Company or the Bank were to receive (i) a monthly retainer fee of $750, except for the Chairman of the Audit Committee who received a monthly retainer fee of $1,000, and (ii) a formal committee meeting attendance fee, whether attending the meeting in person or telephonically, of $250 per eligible committee, with the exception of the Committee Chair who received $300 per eligible committee, to be capped at twelve (12) meetings per year. In addition, if the Company’s then-effective equity compensation plans had sufficient shares reserved for issuance, then each non-employee director who was serving on the date of the 2016 Annual Meeting of Stockholders was to receive a grant of restricted shares of Common Stock, having a fair market value of $10,000 as of the grant date and subject to a one. Each such director received a grant of 1,996 shares of restricted Common Stock.

The Compensation Committee has the authority and resources necessary to engage its own legal and/or consultants, including to obtain advice, assistance or direction with respect to executive compensation and benefits. During 2016, the Compensation Committee directly engaged Board Advisory, a compensation consultant, to (i) analyze and provide information with respect to executive and director compensation paid by our peers and (ii) and make compensation recommendations based on that analysis. Based on Board Advisory’s determination that our director fees are generally lower than those paid by our peers, the Bank’s Board of Directors, based on the recommendation of the Compensation Committee, increased director fees for 2017 from $19,000 annually to a $24,000 annual retainer, half of which will be paid in stock and half in periodic cash payments. There was no change in committee meeting fees. In addition, the Chairman of the Board will receive a $60,000 retainer in 2017, half of which will be paid in stock, in recognition of his leadership, strategy and operations involvement with the Company. The Compensation Committee has concluded that Board Advisory’s engagement did not raise any conflict of interest.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth, as of March 31, 2017, certain information concerning shares of the Common Stock beneficially owned by: (i) each of the named executive officers; (ii) each of the current directors and director nominees of the Company; (iii) all directors and executive officers of the Company as a group; and (iv) each other person that we believe beneficially owns in excess of 5% of the outstanding shares of Common Stock. Generally, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days (such as by exercising stock options or similar rights). The percentages were calculated based on 10,599,624 issued and outstanding shares of Common Stock, plus, for each named person, any shares that such person may acquire within 60 days of the March 31, 2017. Except as otherwise noted, the address of each person named below is the address of the Company.

	Amount and Nature of Beneficial Ownership		Percent of Class (%)
Directors, Director Nominees and Named Executive Officers
Pierre A. Abushacra	31,603		*
Robert J. Aumiller	17,783	(1)	*
Steven K. Breeden	97,919	(2)	*
Mark M. Caplan	158,968	(3)	1.5
Harold I. Hackerman	21,345		*
Eric D. Hovde	2,987,044	(4)	28.2
Steven D. Hovde	100,358		*
Charles L. Maskell, Jr.	21,865	(5)	*
Larry D. Pickett	19,036	(6)	*
H. Les Patrick	84,393	(7)	*
Joseph J. Thomas	279,410		2.6
All Officers and Directors as a Group (11 persons)	3,824,239		36.1

Persons Who Beneficially Own More than 5% of the Class
EJF Sidecar Fund, Series LLC – Series E	1,000,000	(8)	9.4
H Bancorp LLC	2,775,690	(9)	26.2
Joel S. Lawson IV	600,000	(10)	5.7

Total

Notes:

*	Less than 1%

(1)	Includes 13,733 shares owned jointly with spouse.
(2)	Includes 35,682 shares owned jointly with spouse.
(3)	Includes 11,109 shares subject to fully vested and exercisable options to purchase shares.
(4)	Amount includes the 2,775,690 shares reported below for H Bancorp LLC (“H Bancorp”), as Mr. Hovde has sole voting and investment discretion with respect to such shares.
(5)	Includes 11,109 shares subject to fully vested and exercisable options to purchase shares.
(6)	Includes 30,000 shares subject to fully vested and exercisable options to purchase shares.
(7)	Includes 91,024 shares subject to fully vested and exercisable options to purchase shares.
(8)	The information is based on the Schedule 13G filed with the SEC on August 18, 2016 by on behalf of (i) EJF Capital LLC (“EJF Capital”), (ii) Emanual J. Friedman, and (iii) EJF Sidecar Fund, Series LLC – Series E (the “Fund”). The Fund is the record owner of the shares. EJF Capital is the managing member of the Fund, and Mr. Friedman is the controlling member of EJF Capital. Each of EJF Capital and Mr. Friedman may be deemed to have indirect beneficial ownership of the shares of Common Stock based on the relationships described above. The Fund’s address is 2107 Wilson Boulevard, Suite 410, Arlington, Virginia 22201.

9

(9)	The information is based on the Schedule 13D filed by H Bancorp on July 8, 2014, as amended on June 9, 2016. Eric D. Hovde is Chairman and CEO of H Bancorp and, in such capacity, has shared investment and voting discretion with respect to the securities owned by H Bancorp LLC. H Bancorp LLC’s address is 2050 Main Street, 3rd Floor, Irvine, CA 92614. The reported shares are also included in the amount shown for Mr. Hovde.
(10)	The information is based on the Schedule 13D filed on August 5, 2015 by Joel S. Lawson IV, which reported his address as 2040 Grubbs Mill Road, Berwyn, Pennsylvania 19312.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Certain information regarding the Company’s executive officers is set forth below:

Joseph J. Thomas – Mr. Thomas, age 53, serves as the CEO of the Company and the Bank. Additional information about Mr. Thomas is set forth above under the heading, “The Election of Nine Directors to Serve Until the 2018 Annual Meeting (Proposal 1).”

Larry D. Pickett – Mr. Pickett, age 55, has been Executive Vice President – Chief Financial Officer of the Company and the Bank since January 2, 2014. Between August 2008 and his appointment by the Bank and the Company, Mr. Pickett served as the Vice President of Financial Planning, Profitability and Analysis for Susquehanna Bancshares, Inc., located in Lititz, Pennsylvania. In this position, Mr. Pickett was responsible for the financial operations of the $18 billion regional banking organization. His responsibilities included strategic planning, budgeting, forecasting, balance sheet management, evaluation of bank and branch acquisition opportunities and monthly/quarterly narration of bank financial performance and projected performance. He was also responsible for supplying divisional, regional, business line, customer and officer profitability and was a member of the Corporate Asset Liability Committee. Prior to that, between March 2006 and August 2008, Mr. Pickett was the Chief Financial and Chief Risk Officer of Susquehanna Bank in Hunt Valley, Maryland, a $3 billion community bank, where he was responsible for budgeting, forecasting and strategic planning, oversaw the bank's credit division, was a voting member of loan committee, and served as the chairman of the bank's ALCO, Audit and Pricing Committees. He was also responsible for the implementation and ongoing management of Susquehanna Bank's Sarbanes-Oxley Act compliance program.

Information about the Bank’s executive officers, other than Messrs. Thomas and Pickett, is set forth below.

Michael F. Croxson – Mr. Croxson, age 53, has served as Executive Vice President and Chief Operating Officer at Bay Bank since July 2016. In this role, he is responsible for the leadership of the major support functions of the Bank, including marketing, human resources, operations, information technology, enterprise risk and information security, compliance and data analytics. Mr. Croxson has worked with growth-oriented public and privately-held financial services businesses in senior operating roles for nearly 30 years during which he served as President, Chief Operating Officer or Chief Human Resources Officer in specialty finance, consumer credit, bankcard processing and commercial banking organizations. His expertise is in tying growth strategies, human capital and management practices and operating and technology innovations to drive successful financial performance.

James W. Kirschner - Mr. Kirschner, age 54, has served as Senior Vice President and Chief Credit Officer of the Bank since January 2011. He has more than 30 years’ experience in banking and distressed investing having previously worked for Bank of America, Beltway Capital Management, and FirstCity Crestone. His current responsibilities include the management of the credit function and Special Assets Group of the Bank. He has been a member of the Bank’s loan committee since 2011. He has extensive experience with credit underwriting, lending, and loan work-out.

Deanna L. Lintz – Mrs. Lintz, age 48, has served as Executive Vice President and Chief Banking Officer since August 2015.  Mrs. Lintz joined the bank in March 2007 as Senior Vice President, Branch Administration.  She currently manages Branch Administration, Business Banking, Treasury Management, Facilities, Corporate Security and Deposit Operations.  Prior to joining the bank, Mrs. Lintz worked at Provident Bank and M&T Bank between 2004 and 2007 as a Business Banking Relationship Manager.  Mrs. Lintz started her banking career with Maryland National Bank in 1990 where she worked in their Retail Finance Division.  She continued with the bank, through their transition to NationsBank and now Bank of America in their Retail Division as Regional Sales Manager where she managed the sales and service activities for over 20 Banking Centers, and as a Client Manager in their Premier Banking Division managing a $150 million portfolio.

EXECUTIVE COMPENSATION

This section contains information about compensation awarded to, earned by, or paid to the following persons during 2016 and 2015: (i) the Company’s principal executive officer; (ii) any other person who served as the Company’s principal executive officer at any time during 2016, (iii) the Company’s two most highly compensated executive officers other than the principal executive officer who were serving as such as of December 31, 2016 and whose total compensation for 2016 (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000, and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (iii) had they been serving as executive officers of the Company as of December 31, 2016 (all of the foregoing persons are referred to as the “named executive officers”). For this purpose, the term “executive officer” includes any executive officer of the Bank who performs a policy making function for the Company. The Company has determined that, for purposes of this Proxy Statement, the named executive officers are Joseph J. Thomas and Larry D. Pickett, as well as H. Les Patrick, who retired as Executive Vice President and Chief Credit Officer on September 30, 2016.

Overview of Compensation Program

The Company’s executive compensation program is designed to:

•	Align the financial interests of the executive officers with the long-term interests of the Company’s stockholders;

•	Attract and retain high performing executive officers to lead the Company to greater levels of profitability; and

10

•	Motivate and incent executive officers to attain the Company’s earnings and performance goals. The compensation program for the Company’s executive officers has four primary components:

•	base salary;

•	annual cash incentive awards;

•	equity-based awards; and

•	employee benefits and perquisites.

Based on the analysis provided by Board Advisory, as such, it was determined that executive compensation was generally reasonable relative to market peers for base, total cash and total compensation.

Our compensation philosophy is to pay conservatively competitive base salaries based on individual experience, Company and individual performance, and personal contributions to the organization and its goals. Short-term incentives, generally payable in cash, and long-term incentives, generally provided through equity-based awards, are targeted to be competitive but depend more heavily upon Company performance than does base pay. Total compensation and accountability are intended to increase with position and responsibility.

The Company recognizes that executives have significant influence on the overall financial results of the Company and aligns the financial interests of the executive officers with the long-term interests of the stockholders by using equity-based awards that increase in value as stockholder value increases and by choosing financial measures and goals for cash incentive compensation that are based on the key measures that drive the financial performance of the Company.

Base Salary

We believe that competitive base salaries are necessary to attract and retain high performing executive officers. In determining base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive and the executive’s past performance, as well as competitive salary practices at other financial institutions.

Annual Incentive Plan

All of our named executive officers participated in our bonus plan. The bonus plan encourages executive officers to work together as a team to achieve specific annual financial goals. The bonus plan is designed to motivate our executive officers to achieve strategic goals, strengthen links between pay and the performance of the Company and align management’s interests more closely with the interests of the stockholders.

The plan is designed to pay out a cash and stock award based on pre-established key performance criteria that must be met before payouts may be made. The key performance indicators are:

•	Growth as measured by net loan growth;

•	Expense management;

•	Pre-tax Net Income;

•	Overall risk management performance; and

•	Other individual personal performance.

Incentives are calculated based on budget and business plan goals as measured by the key performance indicators. The 2016 budget was approved by the Board of Directors at the March 2016 meeting and was the basis for the 2016 incentive plan goals.

Equity Plans

The Company and the Bank try to closely align the financial interests of the executive officers with the long-term interests of our stockholders through, among other things, long-term compensation arrangements, which take the form of equity-based awards. Most recently, these awards have been made under the 2007 Plan, the Jefferson Plan and the 2015 Equity Plan. The Company’s Board of Directors and its Compensation Committee administer these plans.

The 2007 Plan was approved by stockholders at the 2007 Annual Meeting and provides for a variety of award types, such as stock options, restricted stock, stock appreciation rights, restricted performance stock, unrestricted stock and performance unit awards, all of which increase in value as the value of the Common Stock increases. Up to 500,000 shares of Common Stock were reserved for issuance under the 2007 Plan.

Prior to the Jefferson Merger, Jefferson granted options to purchase shares of its common stock under the Jefferson Plan, which was assumed by the Company in connection with the Merger. Each option granted under the Jefferson Plan that was outstanding at the time of the Jefferson Merger was also assumed by the Company and was converted into an option to purchase that number of shares of the Company’s common stock equal to the product of the shares of Jefferson common stock subject to the option and 2.2217, which was the exchange ratio in the Merger. After giving effect to the Jefferson Merger, the Jefferson Plan reserved 559,868 shares of Common Stock for issuance. Except for a change in the administrator of the Jefferson Plan (from Jefferson’s Compensation Committee to the Company’s Compensation Committee), all such options remain subject to the same terms and conditions, including vesting, that applied under the Jefferson Plan immediately prior to the Jefferson Merger.

The 2015 Equity Plan was approved by stockholders at the 2015 Annual Meeting and permits the grant of stock options, stock awards and other stock-based awards. The 2015 Equity Plan is available to all employees of the Company and its subsidiaries, including employees who are officers or members of the Board, all non-employee directors of the Company, and consultants of the Company and its subsidiaries. The Board’s Compensation Committee administers the 2015 Equity Plan. The aggregate number of shares of Common Stock that may be issued or transferred under the 2015 Equity Plan is 100,000, and the aggregate number of shares that may be issued or transferred pursuant to options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), is 100,000. In any calendar year, a participant may not be awarded grants covering more than 20,000 shares. The aggregate number of shares that may be issued or transferred to any participant in a calendar year pursuant to grants designated as qualified performance-based compensation is 20,000. There were no grants of shares authorized under the 2015 Plan at December 31, 2015.

11

Each of the foregoing plans provides for adjustments to the number of shares subject to the adjustments in the number and type of shares that remain available under the plans and of shares that are subject to outstanding awards in the event of any change in the number or kind of shares of Common Stock outstanding by reason of any change in the Company’s capitalization, or by reason of any, merger, reorganization or consolidation. Also, in the event of a merger, reorganization or consolidation in which the Company will not be the surviving corporation or in which the Company will survive but will experience a change in control, or in the case where the Company sells all or substantially all of its assets to another entity, each of the plans provides for acceleration of the exercisability or payment of outstanding awards and, generally, for the assumption or replacement by the surviving corporation of any stock option that is not exercised prior to the effective time of the transaction.

401(k) Plan

The Company has a contributory retirement savings plan qualifying under Section 401(k) of the Code (the “Thrift Plan”). Effective February 1, 2017, eligible employees can join the plan on the first of the month following their date of hire. Participants are eligible for discretionary employer matching contributions on the first day of the quarter following one year of employment. For 2015, we made a discretionary employer matching contribution paid in shares of the Company’s common stock, in an amount equal to 50% of a participants contributions made between July 1, 2015 and December 31, 2015 capped at 2% of his or her compensation for 2015. These contributions were made in 2016. For 2016, we intend to make a discretionary employer matching contribution, to be paid in cash, in an amount equal to 50% of employee participant’s annual contributions, capped at 3% of his or her compensation for 2016.

Summary of Executive Compensation

The following table sets forth the compensation earned by or awarded to the Company’s named executive officers in 2016 and 2015

Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Nonequity incentive plan compensation	All other compensation	Total
		($)	($)	($)(2)	($)(2)	($)(3)	($)(4)	($)
Joseph J. Thomas	2016	300,600	45,548	-	-	-	28,448	374,596
President & CEO (1)	2015	296,539	-	-	-	37,500	23,970	358,009

Larry D. Pickett	2016	225,173	15,527	44,415	-	-	9,240	294,355
Executive VP & CFO	2015	218,077	-	-	-	29,000	2,952	250,029

H. Les Patrick	2016	165,008	26,839	-	50,792	0	8,764	251,403
Former Executive VP - Chief Credit Officer	2015	207,692	-	-	-	45,000	3,040	255,732

Notes:

(1)	Mr. Thomas also serves as a director of the Company and the Bank but receives no separate remuneration for such service.
(2)	Amounts reflect the aggregate grant date fair value of the restricted stock or stock options computed in accordance with Topic 718. See Note 12 to the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 regarding assumptions underlying valuation of equity awards.
(3)	The amounts reflect awards paid under the Annual Incentive Plan.
(4)	For Mr. Thomas, the amounts include (i) an auto allowance of $19,808 for 2016 and $19,854 for 2015, (ii) imputed income relating to the group term life insurance premiums paid on his behalf in the amount of $690 for 2016 and $690 for 2015 (iii) employer matching contributions to his 401(k) plan account in the amount of $7,950 for 2016, which will be made in April 2017 and paid in cash, and $3,426 for 2015, which was paid in shares of Common Stock. For Mr. Pickett, the amounts include, (i) imputed income relating to the group term life insurance premiums paid on his behalf in the amount of $1,290 for 2016 and $690 for 2015, and (ii) employer matching contributions to his 401(k) plan account in the amount of $7,950 for 2016 which will be made in April 2017 and paid in cash, and $2,262 for 2015, which was paid in shares of common stock. For Mr. Patrick, the amounts include, (i) imputed income relating to the group term life insurance premiums paid on his behalf in the amount of $1,485 for 2016 and $1,290 for 2015 (ii) employer matching contributions to his 401(k) plan account in the amount of $7,279 for 2016, which will be made in April 2017 and paid in cash, and $1,750 for 2015, which was paid in shares of Common Stock.

Employment Arrangements

Joseph J. Thomas

Mr. Thomas was appointed President and CEO of the Company and the Bank on December 5, 2014. Under the terms of his employment, Mr. Thomas is entitled to receive (i) an annual salary in the amount of $300,000 to be paid bi-weekly, (ii) a monthly car travel allowance of $1,500 and (iii) an annual cash and stock bonus award opportunity valued at 50% of salary, the payment and actual amount of which will depend on the satisfaction of certain Company-wide and individual performance goals to be set by the Board of Directors.

12

Larry D. Pickett

Mr. Pickett entered into an Employment Agreement with the Bank (the “Pickett Agreement”) dated January 2, 2014, which provides for (i) the payment of an annual salary of $240,000, (ii) eligibility to receive an annual cash performance bonus of up to 25% of his then-current annual salary level, (iii) eligibility to receive an annual stock performance bonus of up to 20% of his then-current annual salary level, to be paid in shares of Common Stock, (iv) the grant of an option to purchase 50,000 shares of Common Stock, of which 20% vested as of the grant date and the remaining portion will vest at the rate of 20% per year, (v) $300,000 in group term life insurance coverage, and (vi) participation in the Bank's standard employee benefit plans. In 2016, Mr. Pickett was awarded 25,000 shares of restricted stock to vest over a period of three years, the first of which vested upon the date of the grant. Beginning in 2016, Mr. Pickett will receive at least 10% of base pay in annual long-term incentive grants. Mr. Pickett’s entitlement to the cash performance bonus and stock performance bonus will be determined based on the degree to which criteria relating to both the Bank's performance as a whole and his individual performance are satisfied. These criteria will be established from time to time by the Compensation Committee of the Bank’s Board of Directors. The term of the agreement is for one year and will automatically renew for successive one-year terms unless either party delivers written notice to the other party at least 90 days prior to the current term's expiration date of an intention not to renew the employment relationship. Mr. Pickett’s employment may be terminated prior to the expiration of its then-current term by either Mr. Pickett or the Bank upon notice of such termination to the other party. If the Bank terminates the employment without “Cause” (as defined in the Pickett Agreement) and not because of Mr. Pickett’s death or disability or in connection with a “Change in Control” (as defined in the Pickett Agreement), or if Mr. Pickett terminates his employment for “Good Reason” (as defined in the Pickett Agreement) other than in connection with a Change in Control, then (i) subject to his execution, delivery and non-revocation of a general release and the satisfaction of certain other conditions, Mr. Pickett will be entitled to cash severance equal to six months’ base salary, which will be paid in six equal monthly installments and (ii) he will be entitled to continue his participation in the Bank’s medical plan during the period that the severance is paid. If the Bank experiences a Change in Control and Mr. Pickett’s employment is terminated within 180 days of such Change in Control by the Bank without Cause and not because of his death or disability or by Mr. Pickett for Good Reason, then (i) subject to his execution, delivery and non-revocation of a general release and the satisfaction of certain other conditions, Mr. Pickett will be entitled to receive a lump sum cash severance payment equal to 100% of his then-current base salary, (ii) he will be entitled to continue his participation in the Bank’s medical plan for 12 months after the termination of his employment, and (iii) the unvested portion of all outstanding stock options held by Mr. Pickett will automatically vest and become exercisable in accordance with the terms of those option awards. Except in the case of a termination by the Bank for Cause, the termination of Mr. Pickett’s employment will also entitle him to receive a cash payment representing the value of his accrued but unused vacation days.

The Pickett Agreement provides that, for 12 months following the termination of his employment for any reason, Mr. Pickett may not, directly or indirectly, solicit the Bank’s business relationships, solicit, engage or hire any of the Bank’s independent contractors or employees, or urge any person to reduce such person’s business with the Bank.

H. Les Patrick

Mr. Patrick, who retired on September 30 2016, joined the Bank on January 3, 2011 and entered into an Employment Agreement with the Bank dated April 22, 2013 (the “Patrick Agreement”). The Patrick Agreement provided for an initial term of one year, and provides for successive one-year renewals unless either party delivers written notice to the other party at least 90 days prior to the current term's expiration date of an intention not to renew the employment relationship, subject to the prior review and approval of the renewed term by the Bank’s Board of Directors. Under the Patrick Agreement, Mr. Patrick was (i) entitled to an annual salary of $200,000, (ii) eligible to earn an annual performance bonus, which will be paid in cash if certain individual and Bank-wide performance goals to be set from time to time by the Bank’s Board of Directors are met, (iii) eligible to participate in the Company’s equity compensation plans that may be established and implemented from time to time, (iv) $300,000 in group term life insurance coverage, and (v) participation in the Bank's standard employee benefit plans. If the Bank terminated his employment without “Cause” (as defined in the Patrick Agreement) and not because of Mr. Patrick’s death or disability or in connection with a “Change in Control” (as defined in the Patrick Agreement), or if Mr. Patrick terminated his employment for “Good Reason” (as defined in the Patrick Agreement) other than in connection with a Change in Control, then (i) subject to his execution, delivery and non-revocation of a general release and the satisfaction of certain other conditions, Mr. Patrick would have been entitled to cash severance equal to six months’ base salary, which was to paid in six equal monthly installments and (ii) he would have been entitled to continue his participation in the Bank’s medical plan during the period that the severance is paid. If the Bank experienced a Change in Control and Mr. Patrick’s employment was terminated within 180 days of such Change in Control by the Bank without Cause and not because of his death or disability or by Mr. Patrick for Good Reason, then (i) subject to his execution, delivery and non-revocation of a general release and the satisfaction of certain other conditions, Mr. Patrick would have been entitled to receive a lump sum cash severance payment equal to 100% of his then-current base salary, and (ii) he would have been entitled to continue his participation in the Bank’s medical plan for 12 months after the termination of his employment. Except in the case of a termination by the Bank for Cause or by Mr. Patrick without Good Reason, the termination of Mr. Patrick’s employment would have also entitled him to receive a cash payment representing the value of his accrued but unused vacation days.

The Patrick Agreement provides that, for 12 months following the termination of his employment for any reason, Mr. Patrick may not, directly or indirectly, solicit the Bank’s business relationships, solicit, engage or hire any of the Bank’s independent contractors or employees, or urge any person to reduce such person’s business with the Bank.

Potential Payments Upon Termination of Employment as of December 31, 2016

The table below represents the lump sum maximum amounts that the named executive officers (other than Mr. Patrick) would have been eligible to receive under their respective employment arrangements upon a change in control or if their employment were to be terminated under one of the various scenarios described below as of December 31, 2016. Benefits payable under the Company’s defined benefit/pension plan or Thrift Plan are not included.

13

Name	Quit/termination for cause ($)	Termination due to death or disability ($)	Termination without Cause or for Good Reason – no Change in Control ($)	Termination without Cause or for Good Reason following a Change in Control ($)
Joseph J. Thomas	-	-	-	-
Larry D. Pickett	-	-	120,000	240,000

Equity Compensation Awards

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End

Name	Option Awards				Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Joseph J. Thomas	-	-	-	-	4,280	28,248

Larry D. Pickett	30,000	20,000	5.15	01/02/2024	19,036	125,638

H. Les Patrick	32,764	-	4.50	09/07/2020	-	-
	19,889	-	5.18	10/28/2023
	20,000	-	4.75	07/29/2024

Tax and Accounting Implications

Under Section 162(m) of the Code, the Company’s federal income tax deductions may be limited to the extent that total compensation paid in any taxable year to a “covered employee” exceeds $1,000,000. The Company can, however, preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with the conditions imposed by Section 162(m), including the payment of performance-based compensation pursuant to a plan approved by stockholders. For example, compensation deemed to be paid by the Company in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options granted under its equity plans qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of “outside directors” as defined under Section 162(m). None of the Company’s “covered employees” received compensation in excess of this limit on deductibility.

Section 409A of the Code imposes certain restrictions on the manner and timing of distributions to participants who are “key employees” of the Company under non-qualified deferred compensation plans and arrangements, including a prohibition against paying benefits to a key executive for six months following his or her separation from service. If nonqualified deferred compensation subject to Section 409A does not comply with Section 409A, then the compensation is taxable in the first year that it is not subject to a substantial risk of forfeiture. In such case, the employee is subject to regular federal income tax, interest and an additional federal income tax of 20% of the compensation includible in income.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following paragraphs discuss related party transactions that occurred during 2016 and 2015 and related party transactions that are contemplated for 2017 (other than compensation paid or awarded to the Company’s directors, director nominees executive officers that is required to be discussed, or is exempt from discussion, pursuant to the Company’s proxy statements on Schedule 14A. For this purpose, the term “related party transaction” is generally defined as any transaction (or series of related transactions) in which (i) the Company or any of its subsidiaries is a participant, (ii) the amount involved exceeds the lesser of (a) $120,000 or (b) 1.0% of the Company’s average total assets at year-end for the last two completed fiscal years, and (iii) any director, director nominee or executive officer of the Company or any person who beneficially owns more than 5% of the outstanding shares of Common Stock (and the immediate family members and affiliates of the foregoing) has a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

Related party transactions in 2016 and 2015 included (i) payments of $130,260 in 2016 by the Company and the Bank for appraisal, construction, brokerage and property management services to Mackenzie Commercial Real Estate Services, LLC (“MCRES”), a brokerage and real estate development firm, (ii) payments by the Bank to Joppa Green II Limited Partnership, LLP (“Joppa Green”) for the lease of the Bank’s Lutherville, Maryland location totaling $120,107 in 2016 and $254,356 in 2015, and (iii) payments to H Bancorp for services rendered to the Company and the Bank totaling $144,000 in 2016 and $179,333 in 2015. Mr. Aumiller is a member of MCRES, and he owns a 3.50% limited partnership interest in Joppa Green and also serves as an officer of Joppa Green’s ultimate parent company, Mackenzie Ventures. LLC. Eric D. Hovde owns a 61.70% interest in H Bancorp.

In addition to the foregoing, during 2016 and 2015, the Company, through the Bank, had banking transactions in the ordinary course of its business with the Company’s directors, director nominees, executive officers, 5% or greater stockholders and immediate family members and affiliates of the foregoing. All of these transactions were substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company and its subsidiaries. The extensions of credit to these persons by the Bank have not had and do not currently involve more than the normal risk of collectability or present other unfavorable features.

14

The Company uses the following guidelines to determine the impact of a credit relationship on a director’s independence. We consider extensions of credit which comply with Regulation O, promulgated by the Board of Governors of the Federal Reserve System, to be consistent with director independence. In other words, the Company does not consider normal, arm’s-length credit relationships entered into in the ordinary course of business to negate a director’s independence.

Regulation O requires that loans to directors and executive officers be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the Company with persons who are not related to the Company or the Bank. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred (that is, such loans are not disclosed as non-accrual, past due, restructured, or potential problems). The Audit Committee must review and approve any credit to a director or his or her related interests and submit such transaction to the full Board of Directors for approval.

In addition, the Company does not consider as independent, for the purpose of voting on any such loans, any director who is also an executive officer of a company to which the Bank has extended credit unless such credit meets the substantive requirements of Regulation O. Similarly, the Company does not consider independent any director who is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any fiscal year, is greater than 2% of such company’s consolidated gross revenues.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has: (i) reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2016 with management; (ii) discussed with DHG, the Company’s independent registered public accounting firm, all matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) received and reviewed the written disclosures and the letter from DHG required by applicable requirements of the Public Company Accounting Oversight Board regarding DHG communications with the Audit Committee concerning independence and has discussed with DHG their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

By:	AUDIT COMMITTEE

Charles L. Maskell, Jr., Chairman
Pierre A. Abushacra
Steven K. Breeden
Harold I. Hackerman

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of Common Stock are required to file certain reports regarding their ownership of Common Stock with the SEC. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all such persons timely filed all reports required to be filed by Section 16(a) during the year ended December 31, 2016.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On September 11, 2015, following a competitive selection process conducted by the Audit Committee of the Company’s Board of Directors in which the Audit Committee solicited proposals from several local, regional, and national public accounting firms, including the Company’s then-current independent registered public accounting firm, McGladrey LLP (“McGladrey”), the Audit Committee appointed DHG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2015, subject to the completion of DHG’s standard client acceptance procedures. Also on such date, in connection with the appointment of DHG, the Audit Committee dismissed McGladrey as the Company’s independent registered public accounting firm. McGladrey audited the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013.

During the interim period from January 1, 2015 through September 11, 2015, there were no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to the subject matter of such disagreement in connection with its reports on the Company’s consolidated financial statements. During the interim period from January 1, 2015 through September 11, 2015, there were no events of the kinds reportable pursuant to Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC involving the Company and McGladrey. During the interim period from January 31, 2015 through September 11, 2015, the Company did not consult DHG regarding any of the matters described in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

15

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Audit Committee of the Company’s Board of Directors has appointed DHG to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. At the Annual Meeting, stockholders will be asked to ratify this appointment. As noted above, DHG has served as the Company’s independent registered public accounting firm since September 11, 2015. DHG has advised the Company that neither the accounting firm nor any of its partners or associates has any direct financial interest in or any connection with the Company other than as independent public auditors. A representative of DHG is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

Vote Required

A majority of the votes cast at the Annual Meeting is required for approval of the ratification of the appointment of DHG as the Company’s independent registered public accounting firm. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal 3.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2017.

AUDIT FEES AND SERVICES

The following table presents fees for professional services rendered to the Company by DHG for the years ended December 31, 2016 and 2015:

	2016	2015
Audit Fees	$87,000	$27,000
Audit Related Fees	-	5,170
Tax Fees	$7,750	380
All Other Fees	$16,853	9,800
Total	$111,603	$42,350

The following table presents fees for professional services rendered to the Company by McGladrey for the year ended December 31, 2015:

2015
Audit Fees	$27,000
Audit Related Fees	5,170
Tax Fees	380
All Other Fees	9,800

Audit Fees incurred in 2016 and 2015 consisted of professional services rendered for the audit of the Company’s annual consolidated financial statements included in the Company’s Annual Reports on Form 10-K and the review of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit Related Fees in 2016 represent fees for professional services rendered. Audit Related Fees in 2015 represent fees for professional services rendered in connection with the change in auditors. Tax Fees in 2016 represent fees for Hopkins Federal Savings Bank final tax returns. Tax Fees in 2015 represent fees for data gathering related to an IRS examination. All Other Fees in 2016 relate to Hopkins Federal Savings Bank merger related support. All Other Fees in 2015 relate to the filing of Form S-8 with the SEC to register securities that will be offered to employees in benefit and incentive.

It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent registered public accounting firm’s audit. All of the 2016 and 2015 services described above were pre-approved by the Audit Committee.

16

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal 3)

The Company is providing its shareholders with the opportunity, by casting a non-binding advisory vote, to approve or disapprove the compensation paid to its named executive officers for 2016, as discussed in this Proxy Statement pursuant to Item 402 of the SEC’s Regulation S-K (commonly referred to as the “Say-on-Pay Vote”). This advisory vote is required by Section 14A of the Exchange Act, but the frequency of the vote is at the discretion of the Board of Directors. At the 2013 annual meeting of stockholders, the Company’s stockholders recommended that the Say-on-Pay Vote be held on an annual basis, and that frequency was adopted by the Board of Directors. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “Executive Compensation” contains the information required by Item 402 of Regulation S-K and discusses in detail the Company’s executive compensation program and the compensation that was earned by, awarded to or paid to the Company’s named executive officers in 2016.

The Board of Directors believes that the Company’s compensation philosophy and policies are reasonable in comparison both to similarly-sized companies in our industry and to the Company’s performance during 2016. The Board of Directors also believes that the Company’s compensation program aligns executive officers with the interests of stockholders in the long-term value of the Company as well as the components that drive long-term value.

At the Annual Meeting, stockholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of Bay Bancorp, Inc., as disclosed in its definitive Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including in the section entitled “Executive Compensation”, is hereby approved.

Interests of Executive Officers

Because this advisory vote relates to, and may impact, the Company’s executive compensation policies and practices, the Company’s executive officers, including its named executive officers, have an interest in the outcome of this vote. Abstentions and broker non-votes, if any, will have no effect on the vote for this proposal.

Vote Required

A majority of the votes cast at the Annual Meeting is required for adoption of the foregoing non-binding advisory resolution.

Because your vote is advisory, it will not be binding on the Board of Directors or its Compensation Committee, overrule any decision made by the Board or its Compensation Committee, or create or imply any additional fiduciary duty by the Board or its Compensation Committee. The Board and its Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Board Recommendation

The Board of Directors unanimously recommends that stockholders vote “FOR” the adoption of the non-binding advisory resolution approving the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

A stockholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the Proxy Statement for and voted on at the 2017 Annual Meeting of Stockholders must submit such proposal in writing, including all supporting materials, to the Company at its executive offices no later than December 22, 2017 (i.e., 120 days prior to the date of mailing of the Proxy Statement for that meeting, based on this year’s Proxy Statement mailing date) and meet all other requirements for inclusion in the Proxy Statement. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a stockholder intends to present a proposal for business to be considered at the 2017 Annual Meeting of stockholders but does not seek inclusion of the proposal in the Company’s Proxy Statement for that meeting, then the Company must receive the proposal by March 6, 2018 (i.e., 45 days prior to the date of mailing of the Proxy Statement for that meeting, based on this year’s Proxy Statement mailing date for it to be considered timely received. Rules 14a-8 and 14a-4(c)(1) provide additional time constraints if the date of the 2018 Annual Meeting of Stockholders is changed by more than 30 days. If notice of a stockholder proposal is not timely received as set forth above, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

FINANCIAL STATEMENTS

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which contains audited financial statements for the year ended December 31, 2016, accompanies this Proxy Statement. This Form 10-K may also be obtained without charge by visiting the Company’s website https://www.snl.com/IRW/CustomPage/100599/Index?KeyGenPage=304698 or upon written request to: Corporate Secretary, Bay Bancorp, Inc., 7151 Columbia Gateway Drive, Suite A, Columbia, Maryland 21046.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that allow us to deliver a single annual report, Proxy Statement, Proxy Statement combined with a prospectus, or any information statement to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This is known as “householding.”

The Company is delivering only one Annual Report and Proxy Statement to stockholders sharing an address and who have the same last name or who we believe to be members of the same family, unless contrary instructions have been received from the affected stockholders. Most banks and brokers also are delivering only one copy of the Company’s annual report and the Proxy Statement to consenting street-name stockholders (who own shares in the name of a bank, broker or other holder of record on our books maintained by our transfer agent) who share the same address.

17

Once you have received notice from your broker or the Company that they are or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. Therefore, if you share the same last name and address with one or more stockholders, from now on, unless the Company receives contrary instructions from you (or from one of these other stockholders), you and all other stockholders who have your last name and live at the same home address will receive only one copy of any of the Company’s annual report, Proxy Statement, and/or Proxy Statement combined with a prospectus or information statement. The Company will include with the household materials for its Annual Meetings, or any other stockholders’ meeting, a separate Notice of Annual Meeting and proxy card for each registered stockholder who shares your last name and lives at your home address.

If you do not wish to participate in the householding program and would prefer to receive separate proxy materials in the future, or if you curretnly receive multiple Proxy Statements and would prefer to participate in householding, please contact the Company’s transfer agent, American Stock Transfer & Trust Company, or, if you hold your shares in street name, your bank, broker or other record holder. You may contact American Stock Transfer & Trust Company at 1-800-937-5449 or 6201 15th Avenue, 3rd Floor, Brooklyn, NY 11219 to “opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each primary account holder residing at your address will receive individual copies of the Company’s Proxy Statement, annual report and other future stockholder mailings. The Company will deliver promptly upon oral or written request to our transfer agent a separate copy of its current annual report and this Proxy Statement to any security holder at a shared address to which a single copy of such documents was delivered in connection with the Annual Meeting.

To View the Annual Report and Proxy Materials Online go to:
https://www.snl.com/IRW/CustomPage/100599/Index?KeyGenPage=304698

OTHER MATTERS

The Company knows of no matters to be presented for action at the meeting other than those mentioned above; however, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interest of the Company.

18

APPENDIX A

Form of Proxy

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 Pierre A. Abushacra
02 Robert J. Aumiller
03 Steven K. Breeden
04 Mark M. Caplan
05 Harold I. Hackerman
06 Eric D. Hovde
07 Steven D. Hovde
08 Charles L. Maskell, Jr.
09 Joseph J. Thomas

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: The proxy holders are hereby authorized to exercise discretionary voting authority with respect to any other matter that may properly come before the meeting and any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000328826_1 R1.0.1.15

ANNUAL MEETING OF STOCKHOLDERS OF
BAY BANCORP, INC.
May 24, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

BAY BANCORP, INC.
Annual Meeting of Stockholders
May 24, 2017 9:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF BAY BANCORP, INC.

The undersigned stockholder(s) of Bay Bancorp, Inc., a Maryland corporation (the "Company"), hereby appoints Robert J. Aumiller, Mark M. Caplan and Harold I. Hackerman, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held at 7151 Columbia Gateway Drive, Suite A., Columbia, Maryland on May 24, 2017, at 9:00 a.m., prevailing local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement dated April 19, 2017 and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the election of each of the nominees for director and "for" each of the other proposals as described in the Proxy Statement and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

0000328826_2 R1.0.1.15

Continued and to be signed on reverse side